EXHIBIT 99.1

                   Adept Board Elects New Director

    LIVERMORE, Calif.--(BUSINESS WIRE)--May 2, 2006--Adept Technology, Inc. (NASDAQ:ADEP), the leading provider of intelligent vision-guided robotics and global robotics services, today announced the election of Herb Martin as a member of the Adept Board of Directors.
    Mr. Martin has twenty years experience as a chief executive of high technology companies. Currently he is Chief Executive Officer of D-Wave Systems, Inc., a privately held company based in Vancouver, BC, and a leader in the development of quantum computing systems. Prior to D-Wave, Mr. Martin has been CEO and handled marketing roles in a public semiconductor company and various software companies with geographic expertise in Asia.
    "We are pleased that Herb has joined the Board of Adept. As we develop the Asian market, his relationships will help us to operate more efficiently and his people development skills will help us build a global organization," said Mike Kelly, Chairman of Adept.

    About Adept Technology, Inc.

    Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

    Forward-Looking Statements

    This press release may contain certain forward-looking statements including statements regarding growth, revenues and strategic initiatives that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, the company's limited cash resources, its customers' ability to pay invoices in a timely manner; the risk that some of its customers may become insolvent; future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; risks of acceptance of the company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with the company's international operations; the cyclicality of capital spending of the company's customers and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with acquisitions; the risks associated with the seasonality of the company's products; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; the company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; or risks associated with variations in our gross margins based on factors which are not always in our control.
    For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2005 and quarterly report on Form 10-Q for the quarters ended October 1, 2005 and December 31, 2005, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Factors Affecting Future Operating Results contained therein.

    CONTACT: Adept Technology, Inc.
             Robert Strickland, 925-245-3413 (Investor Relations)
             Fax: 925-245-3510
             investor.relations@adept.com